UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 31, 2006

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
333 Clay Suite 4200 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2006, EOG Resources, Inc. (EOG) received notice from the New York Stock Exchange (NYSE) that Section 303A.02(a) of the NYSE Listed Company Manual requires that the director independence standards in EOG's Bylaws must be published in its annual proxy statement. The independence standards in EOG's Bylaws are more stringent than the NYSE requirements, and we do not believe that our previous proxy statement disclosure was materially different from that required by the NYSE Listed Company Manual. However, after consultation with the NYSE, EOG has determined it will make the disclosure specified by the NYSE in this current report on Form 8-K.

The proxy statement for EOG's 2006 Annual Meeting of Shareholders identified our independent directors and indicated that EOG's board of directors had determined that each met the criteria for independence required by the NYSE and EOG's Bylaws. EOG's bylaws are available on EOG's website at www.eogresources.com and are also publicly available with EOG's filings with the Securities and Exchange Commission (SEC), accessible on the SEC's website at www.sec.gov.

The independence standards in EOG's Bylaws provide:

Section 14. Independent Directors.
The Board of Directors has determined that the following requirements in respect of the qualifications of the Corporation's directors and the composition of the Board of Directors are desirable for and in the best interests of the Corporation and it stockholders:

1. At least three-fifths of the individuals elected to the Board of Directors at the Corporation's annual meeting of stockholders shall consist of individuals who, upon election, would be Independent Directors.

2. In the event one or more directors are elected or appointed other than by action of the stockholders at an annual meeting of stockholders, at least three-fifths of all directors holding office immediately thereafter shall be Independent Directors.

3. For purposes of this Section 14, the term "Independent Director" shall mean a director who:

a. is not, and has not been within the prior three years, an officer or employee of the Corporation or any of its subsidiaries;

b. is not, and has not been within the prior three years, affiliated with or employed by a present internal or external auditor of the Corporation, by an auditor that within the prior three years was an internal or external auditor of the Corporation, or by an affiliate of any such auditor;

c. is not the direct or indirect beneficial owner of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in the election of directors (Voting Stock), or an affiliate or representative of, or a party to a contract, arrangement or understanding with, such beneficial owner or an affiliate thereof, excluding any direct or indirect beneficial owner which has beneficially owned more than 5% of the outstanding Voting Stock continuously during the two years immediately prior to the relevant election or appointment to the Board of Directors;

d. is not (and is not affiliated with) a significant advisor or consultant to the Corporation or any of its subsidiaries;

e. is not (and is not affiliated with) a significant customer, contractor, vendor or supplier of the Corporation or any of its subsidiaries;

f. does not have a personal services contract or arrangement with the Corporation or any of its subsidiaries;

g. is not affiliated with a charitable organization that receives significant contributions from the Corporation or any of its subsidiaries;

h. is not an immediate family member of any person described by (a) through (g); and

i. does not have any other relationship with the Corporation or any of its subsidiaries that would materially impair his or her independence.

4. The Board of Directors shall have the exclusive right and power to interpret and apply the provisions of this Section 14, including, without limitation, the adoption of written definitions of terms used in and guidelines for the application of this Section 14 (any such definitions and guidelines shall be filed with the Secretary of the Corporation, and such definitions and guidelines as may prevail shall be made available to any stockholder upon written request), and any such definitions or guidelines and any other interpretation or application of the provisions of this Section 14 made in good faith shall be binding and conclusive upon all holders of equity securities of the Corporation.

5. Information regarding a nominee for director provided by a stockholder pursuant to Section 7 of this Article III shall include such information as may be necessary to enable the Board of Directors to make an informed determination as to whether such nominee, if elected, would be an Independent Director as defined in this Section 14.

EOG's bylaws were amended to include the above independence provisions following approval at a meeting of EOG's board of directors held on February 24, 2004. At such meeting, EOG's board of directors also adopted the following interpretation of such provisions:

RESOLVED, that for purposes of Section 14 of Article III of the By-Laws of the Corporation, (i) the term "immediate family member" shall mean, with respect to any person, such person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares such person's home, (ii) an advisor or consultant to the Corporation shall be significant if the annual fees (exclusive of any reimbursement of expenses) paid to such entity by the Corporation and its subsidiaries exceed the greater of $1 million, or 2% of the annual consolidated gross revenues of such advisor or consultant, (iii) a customer, contractor, vendor or supplier of the Corporation shall be significant if the annual sales to, or purchases from, the Corporation and its subsidiaries exceed the greater of $1 million, or 2% of the annual consolidated gross revenues of such entity; and (iv) contributions to a charitable organization will be significant if the annual charitable contributions to such organization by the Corporation exceed the greater of $100,000 or 2% of that organization's consolidated gross revenues.

Item 7.01 Regulation FD Disclosure.

I. Trinidad Drilling Update

In Trinidad, the Deep Ibis well was drilled by an outside operator to a depth of approximately 19,000 feet and will be abandoned. The primary objective was not reached because the operator elected not to continue drilling after encountering operational issues with the well caused by higher than expected bottom hole pressures. A shallower secondary objective was declared noncommercial. The well was drilled at no cost to EOG Resources, Inc. (EOG).

II. Price Risk Management

With the objective of enhancing the certainty of future revenues, from time to time EOG enters into New York Mercantile Exchange related financial commodity collar and price swap contracts. EOG accounts for these financial commodity derivative contracts using the mark-to-market accounting method. In addition to financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

III. Natural Gas Financial Collar Contracts and Natural Gas Financial Price Swap Contracts

(a) Since EOG filed its Quarterly Report on Form 10-Q on August 1, 2006, EOG has entered into additional natural gas financial price swap contracts covering notional volumes of 25,000 million British thermal units per day (MMBtud) for the period October 2006 through December 2006 at an average price of $9.15 per million British thermal units ($/MMBtu) and notional volumes of 55,000 MMBtud for the period January 2007 through December 2007 at an average price of $9.52 per MMBtu.

(b) Presented below is a comprehensive summary of EOG's natural gas financial collar and price swap contracts as of August 30, 2006.
Natural Gas Financial Contracts
	Collar Contracts					Price Swap Contracts
		Floor Price		Ceiling Price
			Weighted		Weighted		Weighted
			Average	Ceiling	Average		Average
	Volume	Floor Range	Price	Range	Price	Volume	Price
	(MMBtud)	($/MMBtu)	($/MMBtu)	($/MMBtu)	($/MMBtu)	(MMBtud)	($/MMBtu)
2006
July (closed)	50,000	$9.75 - 10.00	$9.87	$12.35 - 12.85	$12.50	315,000	$8.77
August (closed)	50,000	9.75 - 10.00	9.87	12.50 - 13.00	12.67	340,000	8.67
September (closed)	-	-	-	-	-	315,000	8.40
October	-	-	-	-	-	305,000	8.18
November	-	-	-	-	-	100,000	9.12
December	-	-	-	-	-	100,000	10.39
2007
January	-	-	-	-	-	105,000	$11.24
February	-	-	-	-	-	105,000	11.26
March	-	-	-	-	-	105,000	11.07
April	-	-	-	-	-	105,000	8.90
May	-	-	-	-	-	105,000	8.72
June	-	-	-	-	-	105,000	8.82
July	-	-	-	-	-	105,000	8.92
August	-	-	-	-	-	105,000	9.00
September	-	-	-	-	-	105,000	9.09
October	-	-	-	-	-	105,000	9.23
November	-	-	-	-	-	105,000	10.08
December	-	-	-	-	-	105,000	10.89

IV. Crude Oil Financial Price Swap Contracts

(a) Since EOG filed its Quarterly Report on Form 10-Q on August 1, 2006, EOG has entered into additional crude oil financial price swap contracts covering notional volumes of 1,000 barrels per day (Bbld) for the period January 2007 through December 2007 at an average price of $80.44 per barrel ($/Bbl).

(b) Presented below is a comprehensive summary of EOG's crude oil financial price swap contracts as of August 30, 2006.

Crude Oil Financial Price Swap Contracts
		Weighted
	Volume	Average Price
	(Bbld)	($/Bbl)
2007
January	4,000	$78.42
February	4,000	78.55
March	4,000	78.58
April	4,000	78.57
May	4,000	78.50
June	4,000	78.40
July	4,000	78.28
August	4,000	78.16
September	4,000	78.03
October	4,000	77.91
November	4,000	77.75
December	4,000	77.57

V. Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews, materials and equipment used in well completions, and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the availability of compression uplift capacity; the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; weather; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. Forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
EOG RESOURCES, INC. (Registrant)

Date: August 31, 2006	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)